UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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GABELLI DIVIDEND & INCOME TRUST

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GDV NYSE: Gabelli Dividend & Income Trust Protect What You Built. Investor Presentation Saba is an activist hedge fund that does not represent your long - term interests as a GDV shareholder. 2026 Annual Meeting of Shareholders | Vote the WHITE Proxy Card

SITUATION OVERVIEW GDV Shareholders Are Better Served By The Board ~23% Investor Return For the one - year period ended December 31, 2025 Gabelli Dividend & Income Trust has delivered long - term value through disciplined, active management since 2003 10.5% Discount Narrowing GDV’s discount narrowed from 14.5% in 2018 to 10% in 2025 Through consistent distributions, repurchases and active engagement, GDV has meaningfully narrowed its discount over time Distribution Increase 2026 distribution increase reflecting strong NAV performance In 2026, GDV began distributing $1.80 per share annually, paid monthly. GDV also initiated repurchase program with over 6M shares repurchased to date Saba’s nominee declined to interview, lacks closed - end fund experience and has not shown incremental value to the Board Independent Refreshed Board The Board reflects substantial independence and relevant experience 10 of 13 trustees are independent; four new independent trustees have joined since 2021, including one in February 2026

SITUATION OVERVIEW Saba Capital Is Targeting GDV 5.9% of GDV common shares held by Saba Saba has been actively selling its GDV shares — yet seeks Board representation to steer fund strategy toward its own hedge fund agenda ~$6B AUM at Saba Capital Saba is a New York activist hedge fund . Its interests are often short - term focused and fundamentally different from the long - term interests of GDV shareholders May 2026 Annual Meeting Vote Saba has nominated its own nominee to GDV's Board and is conducting its own solicitation . Your vote will decide the outcome The Board urges ALL shareholders to vote the WHITE proxy card and reject Saba's nominee

A PROVEN TRACK RECORD

GABELLI

GDV: Consistent Performance Since Inception

Gabelli Dividend & Income Trust has delivered long-term value through disciplined, active management since 2003.


650.0%
550.0%
450.0%
350.0%
250.0%
150.0%
50.0%
-50.0%
11/30/03
11/30/07
11/30/11
11/30/15
11/30/19
11/30/23
4/9/2026

$0.15

Current Monthly Distribution Per Share

$1.80/yr annualized · raised 27% in Jan 2025, 7% in Jan 2026

~$27.65

Cumulative Distributions Per Share Since Inception

~265 individual monthly payments · Nov 2003 → Dec 2025

8.63%

Avg Annual Investment Total Return Since Inception

Source: GDV 2025 Annual Report (11/28/03–12/31/25)

Note: NAV total return chart is illustrative of trend. Cumulative distributions and payment count estimated from SEC filings and press releases. Past performance does not guarantee future results.

DISTRIBUTIONS GDV: A Distribution Story of Consistent Growth Three consecutive raises since 2021 — up 114% in four years. Monthly payments, every month, without interruption since inception in 2003. $1.32 $1.38 $1.41 $1.32 $1.32 $1.68 $1.80 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 $2.00 2020 2021 2022 2023 2024 2025 2026 (current rate) $27.65 Cumulative distributions since inception . 2024 +27% Raise Raised to $ 1 . 68 /yr ( $ 0 . 14 /mo) as strong NAV performance accelerated . 2026 +7% Raise Now $ 1 . 80 /yr ( $ 0 . 15 /mo) — current rate, reaffirmed . Up 36 % since 2021 . 22+ Years of Uninterrupted Monthly Distributions $1.80 Current Annual Distribution Rate $2.4 Billion Cash distributions Since Inception Source : GDV SEC filings, press releases . GDV has paid distributions continuously since inception (Nov 2003 ) . Annual figures = annualized common share distribution rate .

GABELLI GDV 2025: Strong Returns Across Every Measure Calendar year 2025 total returns — reflecting disciplined active management and a portfolio built for income and long - term growt h. +22.71% Market (Investment) Total Return Calendar Year 2025 Source: GDV 2025 Annual Report +17.89% NAV Total Return Calendar Year 2025 Source: GDV 2025 Annual Report 8.63% Avg Annual Investment Total Return Since Inception Nov 28, 2003 – Dec 31, 2025 Source: GDV 2025 Annual Report GDV delivered +22.71% on the NYSE and +17.89% on NAV in 2025. This is the record of a fund worth protecting. A PROVEN TRACK RECORD

The Cynicism of Saba: Dumping GDV Shares While Demanding a Board Seat SEC filings show Saba has been steadily reducing its GDV position — even as it wages a proxy fight claiming to act in shareholders' interests. Saba's GDV Share Count: Peaked, Now Declining 4,554,569 5,474,107 6,324,742 6,768,149 6,114,312 5,694,804 5,142,854 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 Initial 13D (2024) Nov 2024 (buying) Mar 2025 (buying) June 2025 (Peak) Oct 2025 (selling starts) Jan 2026 (proxy fight) Current (Mar 2026) Peak was 6,768,149 in Q2 2025 shares (7.6%) Saba's highest GDV ownership — reached in 2025 after a buying spree to cross the 5 % activist threshold . Selling July '25 → Jan '26 while filing proxy materials Saba sold shares throughout July – Dec 2025 and into Jan 2026 — the exact period Saba was initiating its proxy fight . Now: 5,142,854 shares (5.8%) — down 551 ,950 Saba has sold 551 , 950 shares while simultaneously demanding board influence . This is not the behavior of a long - term, committed shareholder . SABA’S TELL

Saba Preaches Accountability — But Fails Its Own Test Saba's own closed - end funds (BRW and SABA) trade at persistent double - digit discounts even as Saba targets other CEFs and demands that they narrow their discounts. BRW Saba Income & Opportunities Fund ~13.2% discount discount to NAV at year end 2025 — worse than what Saba attacked others for. SABA Saba Capital Income & Opportunities Fund II ~14.4% discount discount to NAV at year end 2025 — hypocritical for a fund that attacked others over discounts. RECENTLY (March 27, 2026): Saba abruptly cancelled its own merger of BRW and SABA, citing "market conditions" — offering shareholders zero certainty and abandoning a plan they had already approved. SABA’S RECORD

DO AS I SAY, NOT AS I DO Saba's Actions At Its Own Funds Vs. What It Demands of Others Issue Saba Demands of Others Saba Does At Its Own Funds NAV Discounts Must be eliminated immediately BRW: - 13.2%, SABA: - 14.4% (year end 2025) Board Accountability Boards must be replaced for alleged failures Cancelled proposed merger with no notice Shareholder Communication Full transparency required "Market conditions" — no further details given Shareholder Representation Equal voice for all investors, including retail shareholders Ignores shareholder calls and inquiries — silences the very "mom and pop" investors it claims to protect Governance Independence No manager influence on board Saba places its own nominees on boards it controls Saba holds others to a standard it does not meet itself. DO AS I SAY, NOT AS I DO

This Is Not New — Saba Has Done This Before Saba's UK campaign against Baillie Gifford and others reveals a repeating pattern — and it has never benefited long - term investo rs. Dec 2024 Saba targets 7 UK investment trusts, including 3 Baillie Gifford funds. Demands board replacement. Feb 2025 Baillie Gifford fights back . Saba defeated by 98 . 4 % of non - Saba shareholders — a landslide rejection . Nov 2025 Saba launches fresh attack on Edinburgh Worldwide — accuses board of 'categorically failing' shareholders. . Jan 7, 2026 Saba nominates Andre Clemot to Gabelli's GDV board — attempting to repeat its playbook on a US fund . Mar 25, 2026 Saba abruptly cancels BRW/SABA merger, cites 'market conditions'. SABA'S TRACK RECORD: OTHER FUNDS IT HAS TARGETED Voya Prime Rate Trust + BRW (2021) Saba won a proxy battle, installed its own board nominees, who fired Voya Investment Management and appointed Saba as adviser . The fund was renamed Saba Capital Income & Opportunities Fund (BRW) . Its strategy was broadened from senior floating - rate loans to a broad multi - asset mandate . Templeton Global Income Fund + SABA (2020) Saba exited majority board control and ousted Franklin Advisers from the $ 400 M fund, renaming it Saba Capital Income & Opportunities Fund II (SABA) . The fund's 65% - in - 3 - countries geographic diversification requirement was removed entirely, fundamentally altering its mandate . 2019 Ambush: Saba Forces BlackRock to Destroy Its Own Funds Saba's proposals passed at the annual meetings of MNE, BQH, and BTZ — including a demand for a 50 % tender of MNE, rigged with a forced liquidation trigger if oversubscribed . BlackRock fought back, attempting to disqualify Saba's nominees, but was cornered : MNE was forcibly merged into an open - end fund in June 2020 , BQH met the same fate in October 2020 — two funds dismantled, and the long - term retail investors who chose them left with no say . Saba's strategy: acquire a stake, agitate, disrupt — then move on. GDV shareholders deserve better. Feb 2026 Gabelli nominates David Schachter to Saba's BRW & SABA boards . Saba announces merger of its own BRW & SABA funds — the very consolidation it publicly opposes . SABA’S PLAYBOOK

What Happens If Saba Gets a Board Seat? Strategy Disruption Saba's nominee would push for strategies that benefit Saba's hedge fund positions — not long - term GDV investors . Fund Destabilization A single Saba - aligned board seat creates pressure to liquidate, merge, or convert the fund — against the wishes of the majority . Loss of Management Gabelli’s 40+ year disciplined management team, with deep knowledge of GDV's portfolio, could be undermined or removed. Dividend Risk Changes to portfolio strategy or leverage policy could threaten GDV’s stable distributions — a primary reason for investing . Short - term Thinking Saba invests for months, not decades . A board seat gives it disruptive influence over a fund built for long - term holders . Precedent for More One board seat is never enough . Saba's pattern shows it uses initial positions to push for full control . Saba's nominee declined to participate in an interview with GDV's Nominating Committee. THE RISK TO YOU

GDV +22. 71 % Calendar Year Total Return 2025 Source: GDV 2025 Annual Report vs SABA −0.36% Calendar Year Total Return 2025 Source: Morningstar, as of December 31, 2025 This is not the record of a fund that should be managing your income. 2025 PERFORMANCE

5 Reasons Not to Endorse Saba's Nominee 1 Saba has named only one nominee on its proxy card for tactical reasons, disenfranchising shareholders for the remaining three board seats. 2 Saba’s nominee has never served as a trustee of a registered closed - end fund or as a director of any other publicly traded company. 3 Saba’s nominee does not have relevant industry experience or any investment company governance experience; his background is in credit risk and structured finance. 4 Saba's nominee declined to meet with GDV's Nominating Committee — signaling a lack of commitment to genuine governance. 5 Saba's goal is often short - term extraction — buy a stake, agitate, sell into the rally, and move on. GDV exists for long - term income compounding. Saba isn't here to protect shareholders. It's the threat shareholders need protection from. YOUR VOTE MATTERS

Independent Experts: Saba Does Not Help Its Shareholders + Reveals Itself In Self Serving Attempted Merger Third - party analysts and major financial press have reached the same conclusion — independently of Gabelli. INVESTEC BANK | Investment Companies Research | 25 March 2026 "Sharpening the focus on Saba: Value for whom?" Higher fees for shareholders The planned merger would increase Saba's management fees by ~ 24% — from $ 5 . 9 m to $ 7 . 3 m — while SABA investors face a management fee jump from 0 . 71 % to 1 . 24 % of NAV . No credible discount mechanism "There is no credible path to narrowing the discount, no meaningful discount control mechanism, and materially higher fees for many shareholders . " Governance concerns BRW's chairman is a Saba executive . Three directors sit on both boards . Independent oversight is effectively absent . The verdict "The gap between rhetoric and reality is no longer subtle, and investors may reasonably conclude that the narrative does not withstand scrutiny . " THE TIMES | Patrick Hosking | 27 March 2026 | Page 41 Double standards in Saba merger plan Merger pulled hours after criticism Saba cancelled the BRW/SABA merger the very same day Investec published its analysis — citing only vague 'market conditions' with no further explanation . Fees up, discounts unaddressed Measures to address the wide discounts on which both traded were 'notably absent . ' The two funds averaged 14 . 9 % and 15 . 5 % discounts over the past year . Saba enriches itself, not shareholders Saba would scoop a 24 % increase in fees to $ 7 . 3 million if the merger went ahead . Shareholders pay more . Boaz Weinstein pockets more . Control strategy is flawed Investec : 'We believe that the control strategy is fundamentally flawed and appears focused on growing assets under management at the cost of compressed returns for investors . ' These are not Gabelli's words — they are the independent conclusions of Investec's Investment Companies research team and The Times of London. The evidence against Saba speaks for itself. INDEPENDENT ANALYSIS

Saba Strikes Again: EWI Exit Blocked — The Same Playbook, A New Trust At Edinburgh Worldwide Investment Trust (EWI, UK), Saba’s 31% stake just blocked a majority - supported exit offer — depriving sha reholders of a clean departure. The pattern is documented and escalating. ● Minority Veto, Majority Harm : EWI’s board proposed a 100 % tender offer to give all shareholders a clean exit . The resolution won 46 . 2 % approval — a majority of non - Saba holders — but Saba’s 31 % stake was enough to block it ( 50 % threshold required) . The AIC stated Saba “deprived other shareholders of an opportunity to exit . ” ● Third Board Takeover Attempt : EWI shareholders have rejected Saba’s board nominees twice — overwhelmingly . Saba is attempting a third replacement at the April 30 AGM . The EWI chair now says Saba will likely succeed through sheer attrition — a war of exhaustion waged against the will of the majority . ● Regulators and Industry Leaders Agree : Both the AIC CEO and EWI’s chair are calling on the UK’s FCA to close the governance loophole Saba is exploiting — the same mechanism it deploys against GDV . The EWI chair stated : “The current framework allows a determined minority shareholder to exert disproportionate influence, even where its objectives diverge from the wider shareholder base . ” ● The Pattern Is Documented and Escalating : EWI . GDV . Trust after trust . Saba takes a minority position, blocks majority wishes, exhausts incumbent boards, then seizes control — at the expense of long - term, income - focused investors it claims to champion . GDV shareholders must vote WHITE to stop this here . The tens of thousands of retail shareholders who own EWI — and GDV — did not ask to be trapped in a Saba - controlled vehicle. Vote WHITE and protect your investment. SABA’S PLAYBOOK

Even Regulators See the Problem with Saba The UK's Association of Investment Companies (AIC) has called on the FCA to close the loopholes Saba exploits both in the US and UK — publishing reform proposals on April 2, 2026. “The current Listing Rules need amending to ensure shareholder activism remains a positive influence in corporate culture, no t a route to riches at the expense of other shareholders.” — Richard Stone, Chief Executive, Association of Investment Companies (AIC) | April 2, 2026 1 Ban Conflicted Votes on Manager Appointments : Any proposal for a substantial shareholder ( 20% +) to become the fund's asset manager must be put to a shareholder vote — and that shareholder must be excluded from voting . Directly targets Saba's playbook of replacing boards and then installing itself as manager . 2 Strengthen Board Independence Rules : Directors nominated and installed by an activist cannot be considered truly independent . The FCA should ensure no single large shareholder can exercise disproportionate influence over board composition — or use that control to redirect the management contract . 3 Block Manager - Shareholders from Voting on Policy Changes : Investment managers who are also substantial shareholders should be barred from voting on changes to a trust's investment policies . This closes the door on Saba quietly reshaping a fund's mandate from the inside . What this means for GDV: The very tactics Saba is now deploying against GDV — board replacement, manager substitution, policy overhaul — are the ones regulators are working to outlaw . Rejecting Saba's nominee is the right call today, and the rules are catching up . Vote for the re - election of your GDV Board Nominees . Source: Association of Investment Companies (AIC), reform proposals published April 2, 2026. These are not Gabelli's proposal s — they are independent regulatory reform efforts. REGULATORY RESPONSE

Elizabeth C. Bogan, Ph.D. – joined 2021 Senior Lecturer in Economics, Princeton University (1992 – 2020) Chair, Economics & Finance Dept., Fairleigh Dickinson University Ph.D. in Economics, Columbia University; B.A., Wellesley College Independent trustee serving on Fund Complex committees Anthony S. Colavita, Esq. – joined 2021 Attorney, Anthony S. Colavita, P.C. (since 1988) Town Supervisor, Eastchester, NY; Chairman, Nominating Committee Town Supervisor, Eastchester, NY since 2004; former NY State Senate counsel J.D., Pace University School of Law Brings extensive legal, governance, and nominating committee experience, along with hands - on budgetary oversight Robert P. Astorino – joined 2024 President, SR Media LLC Two - term Westchester County Executive; 30+ years in government & media Senior roles at Disney’s ESPN Radio, Sirius - XM, and Catholic Archdiocese of NY Brings senior leadership experience in public policy, communications, and government, with a strong background in operations and engagement Vice Admiral Colin J. Kilrain, USN (Ret.) – joined 2026 38 - Year Navy SEAL; Commander, NATO Special Operations Command Senior Military Advisor to CIA and Secretary of State; JSOC Task Force Cmdr. M.S., Eisenhower School of Defense; B.S., Lehigh University Brings exceptional leadership and strategic oversight experience from the highest levels of military and national security service Four new independent trustees have joined since 2021 — bringing fresh perspectives and a shared commitment to protecting YOUR interests as a GDV shareholder. Brings significant expertise in finance and extensive investment company board experience RECENT INDEPENDENT BOARD ADDITIONS

Committee Composition ■ Composed of three Independent Trustees ■ Chairman: Anthony S. Colavita, Esq. ■ Members: Michael J. Melarkey and Salvatore J. Zizza ■ All members qualify as Independent under NYSE guidelines ■ Met once during fiscal year ended December 31, 2025 Trustee Qualification Standards ■ Demonstrated significant accomplishment in their field ■ Impeccable record of honest and ethical conduct ■ Independence from Fund management — no “interested person” status ■ Fitness and character requirements ■ No material relationships with 5%+ shareholders (e.g., Saba) Shareholder Nomination Process ■ Shareholders may recommend candidates in writing to the Fund’s Secretary, c/o Gabelli Funds, LLC, Rye, NY ■ Must include proof of ownership and candidate qualifications ■ Deadline: 120 days prior to anniversary of most recent annual meeting Holistic Board Evaluation ■ Considers experience, skills, and attributes across the full Board ■ Evaluates time availability, potential conflicts, and independence from management ■ Focused on oversight of a publicly - traded, highly - regulated closed - end fund Saba’s nominee declined to interview with the Nominating Committee — signaling a lack of commitment to genuine governance. BOARD GOVERNANCE: THE NOMINATING COMMITTEE

Each trustee is fully independent — decades of relevant experience, one obligation: protecting YOUR interests as a GDV shareholder. Frank J. Fahrenkopf, Jr. Former President & CEO, American Gaming Association Former Co - Chairman, Republican National Committee 50+ year career in law, politics, and public policy Deep expertise in regulatory affairs and corporate governance Long - serving independent trustee — no management affiliation Colin J. Kilrain Vice Admiral, USN (Ret.) Commander, NATO Special Operations HQ 38 - year decorated military career — retired 3 - star Admiral MSc., National Defense University — strategic leadership & risk Brings operational discipline and independent board oversight Salvatore J. Zizza Chairman, Zizza & Associates Corp. Veteran executive with decades of corporate board experience Deep expertise in financial services, M&A, and capital markets Long - serving independent trustee aligned with shareholder value Anthony S. Colavita Attorney, Anthony S. Colavita, P.C. Supervisor, Town of Eastchester Town Supervisor, Eastchester, NY since 2004; former NY State Senate counsel J.D., Pace University School of Law Brings extensive legal, governance, and nominating committee experience, along with hands - on budgetary oversight FOUR INDEPENDENT TRUSTEES UNANIMOUSLY RECOMMENDED

WHAT YOU NEED TO DO Vote the WHITE Proxy Card Today. WHITE PROXY CARD FOR Your GDV Board Nominees ✓ Vote FOR the Board's nominees (Fahrenkopf, Kilrain, Zizza, Colavita) ✓ Use ONLY the WHITE proxy card ✓ Discard any GOLD proxy card sent by Saba — voting gold disenfranchises you ✓ Contact your broker if you hold through a fund platform Questions? Contact EQ Fund Solutions at 1 (888) 548 - 6498 or Gabelli at 914 - 921 - 5070